Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-238256) and on Forms S-8 (File No. 333-223424, File No. 333-217493, File No. 333-41357, File No. 333-193403, File No. 333-169308, File No. 333-36819, File No. 333-38942, File No. 333-41355, File No. 333-142676, File No. 333-67737 and File No. 333-106218) of Choice Hotels International, Inc. of our report dated August 11, 2022 relating to the financial statements of Radisson Hotel Group Americas, which appears in this Current Report on Form 8-K.

 /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 27, 2022